                                                                     EXHIBIT 4.5


                           FIRST SUPPLEMENTAL INDENTURE

                          Dated as of September 10, 1997

                                      between

                               CALPINE CORPORATION,

                                     AS ISSUER

                                        and

                               THE BANK OF NEW YORK

                                    AS TRUSTEE

                            Supplementing the Indenture
                             Dated as of July 8, 1997

               FIRST SUPPLEMENTAL INDENTURE, dated as of September 10, 1997 (the "First Supplemental Indenture"), between Calpine Corporation, a Delaware corporation (the "Company"), and The Bank of New York, as trustee
(the "Trustee").

               WHEREAS, the Company executed and delivered the Indenture dated as of July 8, 1997 (the "Indenture"), to the Trustee to provide for the issuance of $200,000,000 of the Company's 8:% Senior Notes due 2007 (the "Initial Securities");

               WHEREAS, pursuant to the terms of the Indenture, the Company desires to supplement and amend the Indenture to issue $75,000,000 additional securities (the "Additional Securities" and, together with the Initial Securities, the "Securities") of the Company as contemplated by Section 8.1(h) of the Indenture;

               WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee in accordance with its terms and a valid amendment and supplement to the Indenture, have been done.

               NOW THEREFORE, for and in consideration of the premises and mutual covenants herein contained, the Company and the Trustee agree as follows:


                                     ARTICLE I
                                    DEFINITIONS

               Section I.1  Definition of Terms.

               Unless the context otherwise requires:

                      (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

                      (b) capitalized terms used herein that are not otherwise defined herein shall have the meaning assigned to such terms in the Indenture;

                      (c)  the singular includes the plural and vice versa;

                      (d) headings are for convenience of reference only and do not affect interpretation;

                      (e) "Offering" means the offering and sale of the Initial Securities and the offering and sale of Additional Securities.

                      (f) "Registration Rights Agreement" means the Registration Rights Agreement dated as of July 1, 1997 and the Registration Rights Agreement dated as of September 5, 1997.


                                   ARTICLE II
                           AMENDMENTS TO THE INDENTURE

               Section II.1  Issuance of Additional Securities.

               The Indenture is amended to provide for the issuance of additional 8 3/4% Senior Notes due 2007 of the Company in an aggregate principal amount of $75,000,000.

               Section II.2  Effectiveness.

               The amendment set forth in Section 2.1 shall not be effective as to any Security outstanding prior to the date hereof.


                                   ARTICLE III
                                  MISCELLANEOUS

               Section III.1  Form and Dating.

               The Additional Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A annexed hereto, which is part of this First Supplemental Indenture.

               The terms and provisions contained in the forms of Additional Securities annexed hereto as Exhibit A and Exhibit B shall constitute, and are expressly made, a part of this First Supplemental Indenture.

               Section III.2  Execution and Authentication.

               The Trustee shall authenticate (i) Additional Securities for original issue in an aggregate principal amount of $75,000,000 and (ii) Exchange Securities for issue only in exchange pursuant to the Additional Securities Registration Rights Agreement, for a like principal amount of Additional Securities, in each case, upon a written order of the Company signed by two Officers.

               Section III.3  Ratification of Indenture.

               The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

               Section III.4  Governing Law.

               This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

               Section III.5  Separability.

               In case any one or more of the provisions contained in this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture but this First

Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

               Section III.6  Counterparts.

               This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

               Section III.7  Effectiveness.

               This First Supplemental Indenture shall be effective and binding when executed by the Company and the Trustee.

               Section III.8  Trustee Not Responsible for Recitals.

               The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

               Section III.9  Performance by Trustee.

               The Trustee, for itself and its successors accepts the Trust of the Indenture as amended by this First Supplemental Indenture and agrees to perform the First Supplemental Indenture and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liability and responsibility of the Trustee.

               IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                                    CALPINE CORPORATION



                                    By: /s/ Peter Cartwright
                                       ------------------------------
                                    Name:  Peter Cartwright
                                    Title: Chairman, President and CEO



                                    By: /s/ Ann B. Curtis
                                       ------------------------------
                                    Name:  Ann B. Curtis
                                    Title: Senior Vice President



                                    THE BANK OF NEW YORK
                                    as Trustee



                                    By: /s/ Vivian Georges
                                       ------------------------------
                                    Name:  Vivian Georges
                                    Title: Assistant Vice President

                                                                       EXHIBIT A

                               CALPINE CORPORATION
                          8 3/4% Senior Note Due 2007

No. S-1                                          $75,000,000

                                                 CUSIP:   131347AE6
                                                 ISIN:    US131347AE66

        Calpine Corporation, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of Seventy Five Million Dollars on July 15, 2007.

                 Interest Payment Dates: January 15 and July 15
                       Record Dates: January 1 and July 1

        Additional provisions of this Security are set forth on the reverse hereof.


               IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Date:

                                               CALPINE CORPORATION


                                               By
                                                 -----------------------------
                                                 Name:
                                                 Title:


                                               By
                                                 -----------------------------
                                                 Name:
                                                 Title:

TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION:

The Bank of New York, as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By: _________________________               Dated: ______________________
      Authorized Signature

------------------------------------------------------------------------------
                      (Form of Reverse of Initial Security)

                               Calpine Corporation
                          8 3/4% Senior Note Due 2007

               1. Interest. Calpine Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture referred to below, being herein called the "Company"), promises to pay interest on the principal amount of this Security at 8 3/4% per annum (subject to adjustment as provided below). The Company will pay interest semiannually on January 15 and July 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 8, 1997. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

               If an exchange offer registered under the Securities Act (as defined in the Indenture) is not consummated, or a registration statement under the Securities Act with respect to resales of the Securities is not declared effective by the SEC (as defined in the Indenture), by January 4, 1998, in accordance with the terms of a Registration Rights Agreement dated September 5, 1997 by and between the Company and Credit Suisse First Boston Corporation (the "Additional Securities Registration Rights Agreement") interest due per annum on the Securities shall be permanently increased by one-half of one percent, commencing as of January 5, 1998. The holder of this Security is entitled to the benefits of such Additional Securities Registration Rights Agreement.

               2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date next preceding the interest payment date even though Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

               3. Paying Agent, Registrar. Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar or co-registrar.

               4. Indenture. The Company issued the Securities under an Indenture dated as of July 8, 1997, as supplemented by the First Supplemental Indenture dated as of September 10, 1997 (together the "Indenture") between the Company and the Trustee. The Securities are unsecured general obligations of the Company limited to $275,000,000 in aggregate principal amount. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). Capitalized terms used herein but not defined herein are used as defined in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of such terms.

               5. Optional Redemption. Except as set forth in the following para graph, the Company may not redeem the Securities prior to July 15, 2002. On and after such date, the Company may redeem the Securities at any time as a whole, or from time to time in part, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date, if redeemed during the 12-month period beginning July 15,

               Year                                       %
               ----                                       --
               2002   . . . . . . . . . .             104.3750%
               2003   . . . . . . . . . .             102.1875%
               2004 and thereafter . .                 100.000%

               The Company may redeem up to $26,250,000 principal amount of Securities with the proceeds of one or more Public Equity Offerings following which there is a Public Market, if at least $48,750,000 principal amount remains outstanding after each such redemption, in whole or from time to time in part, at a price (expressed as a percentage of principal amount), plus accrued interest to the redemption date, of 108.75% if redeemed at any time prior to July 15, 2000.

               6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at the address set forth for such Holder on the register referred to in Section 2.3 of the Indenture. Unless the Company shall default in payment of the redemption price plus accrued interest, on and after the redemption date interest ceases to accrue on such Securities or portions of them called for redemption. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.

               7. Denominations; Transfer; Exchange. The Securities are in registered form without coupons in denominations of $1,000 and any integral multiple thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption (except, in the case of a Security to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed, or 15 days before an interest payment date.

               8. Put Provisions. Upon a Change of Control Triggering Event, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

               9. Defeasance. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

               10. Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes, except that interest (other than defaulted inter est) will be paid to the person that was the registered Holder on the relevant record date for such payment of interest.

               11. Amendments and Waivers. Subject to certain exceptions, (i) the Indenture or the Securities may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Securities; and (ii) any existing default may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended or supplemented to cure any ambiguity, omission, defect or incon sistency, to provide for assumption of Company obligations to Securityholders or to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for guarantees with respect to, or security for, the Securities, or to comply with the TIA or to add additional covenants or surrender Company rights, or to make any change that does not adversely affect the rights of any Securityholder.

               12. Remedies. If an Event of Default occurs and is continuing, the Trustee or Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require an indemnity before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

               13. Trustee Dealings with Company. Subject to the provisions of the TIA, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee. The Trustee will initially be The Bank of New York.

               14. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

               15. Authentication. This Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

               16. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
(= Uniform Gifts to Minors Act).

               Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

               THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE, WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO: SECRETARY, CALPINE CORPORATION, 50 WEST SAN FERNANDO STREET, SAN JOSE, CALIFORNIA 95113.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:
   I or we assign and transfer this Security to

                  (Insert assignee's soc. sec or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

              (Print or type assignee's name, address and zip code)

and irrevocably appoint            agent to transfer this Security on the books
of the Company.  The agent may substitute another to act for him.

-------------------------------------------------------------------------------


Dated:                                                       Signed:
      ----------                                                    -----------
                                                                    -----------
                    (Sign exactly as your name appears on the
                          other side of this Security)

Signature Guarantee:
                    -----------------------------------------------------------

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                         MANNER OF TRANSFER (Check one)

Transfer to Calpine Corporation                            [ ]
Transfer to Qualified Institutional Buyer                  [ ]
Transfer outside the United States in
  compliance with Rule 904 under
  the Securities Act of 1993                               [ ]


                     OPTION OF HOLDER TO ELECT PURCHASE FORM

       If you wish to elect to have this Security purchased by the Company pursuant to Section 3.8 or 3.12 of the Indenture, check this box: [ ]

        If you wish to elect to have only part of this Security purchased by the Company pursuant to Section 3.8 or 3.12 of the Indenture, state the amount: $

        *As set forth in the Indenture, any purchase pursuant to Section 3.12 is subject to proration in the event the offer is oversubscribed.

Dated:                                                       Signed:
      ----------                                                    -----------
                                                                    -----------

                    (Sign exactly as your name appears on the
                          other side of this Security)

Signature Guarantee:
                     --------------------------------

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

-------------------------------------------------------------------------------
                       (Form of Face of Exchange Security)

               [UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.8 OF THE INDENTURE (AS DEFINED BELOW).(1)

----------------------
(1) This legend should only be added if the Security is issued as a Global Note.

                              CALPINE CORPORATION
                          8 3/4% SENIOR NOTE DUE 2007


No.____________________                         $75,000,000
                                                CUSIP: 131347AE6
                                                ISIN US 131347AE66

        Calpine Corporation, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of Seventy Five Million Dollars on July 15, 2007.

                 Interest Payment Dates: January 15 and July 15
                       Record Dates: January 1 and July 1

        Additional provisions of this Security are set forth on the reverse hereof.

               IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Date:

                                               CALPINE CORPORATION

                                               By
                                                 ------------------------------
                                                 Name:
                                                 Title:

                                               By
                                                 ------------------------------
                                                 Name:
                                                 Title:

TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION:

The Bank of New York, as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By: _________________________                  Dated: ____________________
     Authorized Signature

                       (Form of Back of Exchange Security)

                               CALPINE CORPORATION
                             8 3/4% SENIOR NOTE DUE 2007


               (1) Interest. Calpine Corporation, a California corporation (such corporation, and its successors and assigns under the Indenture referred to below, being herein called the "Company"), promises to pay interest on the principal amount of this Security at 8 3/4(2) per annum. The Company will pay interest semiannually on January 15 and July 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 8, 1997. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

               (2) Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date next preceding the interest payment date even though Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

               (3) Paying Agent, Registrar. Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar or co-registrar.


--------
(2)  9 1/4% if the exchange offer is not consummated before January 5, 1998.

               (4) Indenture. The Company issued the Securities under an Indenture dated as of July 8, 1997, as supplemented by the First Supplemental Indenture dated as of September 10, 1997 (the "Indenture"), between the Company and the Trustee. The Securities are unsecured general obligations of the Company limited to $275,000,000 in aggregate principal amount. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). Capitalized terms used herein but not defined herein are used as defined in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of such terms.

               (5) Optional Redemption. Except as set forth in the following paragraph, the Company may not redeem the Securities prior to July 15, 2002. On and after such date, the Company may redeem the Securities at any time as a whole, or from time to time in part, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date, if redeemed during the 12-month period beginning July 15,

               Year                              %
               ----                              --
               2002   . . . . . . . . . .   104.3750%
               2003   . . . . . . . . . .   102.1875%
               2004, and thereafter . .       100.00%

               The Company may redeem up to $26,250,000 principal amount of Securities with the proceeds of one or more Public Equity Offerings if at least $48,750,000 principal amount remains outstanding after each such redemption in whole or from time to time in part, at a price (expressed as a percentage of principal amount), plus accrued interest to the redemption date, of 108.75% if redeemed at any time prior to July 15, 2000.

               (6) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at the address set forth for such Holder on the register referred to in Section 2.3 of the Indenture. Unless the Company shall default in payment of the redemption price plus accrued interest, on and after the redemption date interest ceases to accrue on such Securities or portions of them called for redemption. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.

               (7) Denominations; Transfer; Exchange. The Securities are in registered form without coupons in denominations of $1,000 and any integral multiple thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption (except, in the case of a Security to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed, or 15 days before an interest payment date.

               (8) Put Provisions. Upon a Change of Control Triggering Event, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

               (9) Defeasance. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

               (10) Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes, except that interest (other than defaulted interest) will be paid to the person that was the registered Holder on the relevant record date for such payment of interest.

               (11) Amendments and Waivers. Subject to certain exceptions, (i) the Indenture or the Securities may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Securities; and (ii) any existing default may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, to provide for assumption of Company obligations to Securityholders or to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for guarantees with respect to, or security for, the Securities, or to comply with the TIA or to add additional covenants or surrender Company rights, or to make any change that does not adversely affect the rights of any Securityholder.

               (12) Remedies. If an Event of Default occurs and is continuing, the Trustee or Holders of at least 25% in principal amount of the Securities may declare all the

Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require an indemnity before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

               (13) Trustee Dealings with Company. Subject to the provisions of the TIA, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee. The Trustee will initially be The Bank of New York.

               (14) No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

               (15) Authentication. This Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

               (16) Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
(= Uniform Gifts to Minors Act).

               Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

               THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE, WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO: SECRETARY, CALPINE CORPORATION, 50 WEST SAN FERNANDO STREET, SAN JOSE, CALIFORNIA 95113.

                                      ASSIGNMENT FORM

To assign this Security, fill in the form below:
   I or we assign and transfer this Security to


                  (Insert assignee's soc. sec or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint            agent to transfer this Security on the books
of the Company.  The agent may substitute another to act for him.



Dated:                                                       Signed:
      ----------------                                              -----------
                                                                    -----------
                    (Sign exactly as your name appears on the
                          other side of this Security)

Signature Guarantee:
                    -----------------------------------------------------------

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

-------------------------------------------------------------------------------
                     OPTION OF HOLDER TO ELECT PURCHASE FORM

        If you wish to elect to have this Security purchased by the Company pursuant to Section 3.8 or 3.12 of the Indenture, check this box: [ ]

        If you wish to elect to have only part of this Security purchased by the Company pursuant to Section 3.8 or 3.12 of the Indenture, state the amount: $

        *As set forth in the Indenture, any purchase pursuant to Section 3.12 is subject to proration in the event the offer is oversubscribed.

Dated:                                                       Signed:
      ----------------                                              -----------
                                                                    -----------

                    (Sign exactly as your name appears on the
                          other side of this Security)

Signature Guarantee:
                    -----------------------------------------------------------

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT C

                       Form of Certificate to be Delivered
                           In Connection with Transfer
                              Pursuant to Rule 144A

The Bank of New York, as Depositary
101 Barclay Street, Floor 21 West
New York, NY  10286
Attention:  Corporate Trust Trustee Administration

        Re:    Calpine Corporation (the "Company")
               8 3/4% Senior Notes due 2007 (the "Securities")

Dear Sirs:

               In connection with our proposed sale of $________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with a transaction meeting the requirements of Rule 144A under the Securities Act of 1933, as amended (the "Act"). We hereby certify that we are and the transferee is a "qualified institutional buyer" (as defined in Rule 144A under the Act) and that we are acting for our own account or for the account of one or more qualified institutional buyers, and, accordingly, we agree (or if we were acting for the account of one or more qualified institutional buyers, each such qualified institutional buyer has confirmed to us that it agrees) that we or the transferee will not offer, sell, pledge or otherwise transfer the Notes except (A) to a Person who we reasonably believe (or the transferee and anyone acting on its behalf reasonably believes) is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, or (B) pursuant to the exemption from registration under the Act provided by Rule 144 (if available), in each case in accordance with any applicable securities laws of the states of the United States.

               If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the representations contained herein that are applicable to it (including the representations with respect to beneficial ownership).

               This certificate and the statements contained herein are made for the benefit of the Company and the Initial Purchasers. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

Dated:                  [Insert Name of Transferor]

                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT D

                       Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                              -----------, ----

The Bank of New York
101 Barclay Street
New York, New York 10026
Attention:  Corporate Trust Department

Calpine Corporation
50 West San Fernando Street
San Jose, California  95113
Attention:  Corporate Secretary

        Re:    Calpine Corporation (the "Company")
               8 3/4% Senior Notes Due 2007 (the "Securities")

Dear Sirs:

               In connection with our proposed sale of $___________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

               (1) the offer of the Securities was not made to a person in the United States;

               (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

               (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

               (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                   Very truly yours,

                                                   [Name of Transferor]



                                                   By:_______________________
                                                       Authorized Signature

                                      D-2